                                                                    EXHIBIT 99.2

                         [LIBERTY SAVINGS BANK, F.S.B.]

Dear Member:

The Boards of Directors of Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company and Liberty Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Liberty Savings Bank will convert from a mutual holding company form to a full stock holding company structure. As part of this plan, the shares of common stock owned by the existing shareholders of Liberty Savings Bank, F.S.B. (other than Liberty Savings Mutual Holding Company) will be exchanged for shares of common stock of Liberty Bancorp, Inc. Upon completion of the conversion, Liberty Savings Bank, F.S.B. will change its name to BankLiberty. We are converting so that Liberty Savings Bank, F.S.B. will be structured in the form of ownership that we believe will best support the Bank's future growth.

TO ACCOMPLISH THE CONVERSION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed _____ postage-paid envelope marked "PROXY RETURN." If you have an IRA or other Qualified Retirement Plan account for which Liberty Savings Bank, F.S.B. acts as trustee and we do not receive a proxy from you, Liberty Savings Bank, F.S.B., as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf. IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY. PLEASE VOTE BY RETURNING ALL PROXY CARDS RECEIVED.

If the plan of reorganization is approved, let me assure you that:

      - deposit accounts will continue to be federally insured to the same extent permitted by law;

      -     existing deposit accounts and loans will not undergo any change; and

      - voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Liberty Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Liberty Savings Bank, F.S.B. and Liberty Bancorp, Inc. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Liberty Savings Bank, F.S.B.) to Liberty Bancorp, Inc. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of Liberty Savings Bank, F.S.B. Your order must be physically received (not postmarked) by Liberty Savings Bank, F.S.B. no later than xx:xx, Central time, on ___day, ____ x, 2006. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

If you wish to use funds in your IRA or other qualified plan at Liberty Savings Bank, F.S.B. to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Liberty Savings Bank, F.S.B. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at 816-792-6696, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.

                                           Sincerely,

                                           Brent M. Giles
                                           President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                         [LIBERTY SAVINGS BANK, F.S.B.]

Dear Member:

The Boards of Directors of Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company and Liberty Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Liberty Savings Bank will convert from a mutual holding company form to a full stock holding company structure. As part of this plan, the shares of common stock owned by the existing shareholders of Liberty Savings Bank, F.S.B. (other than Liberty Savings Mutual Holding Company) will be exchanged for shares of common stock of Liberty Bancorp, Inc. Upon completion of the conversion, Liberty Savings Bank, F.S.B. will change its name to BankLiberty. We are converting so that Liberty Savings Bank, F.S.B. will be structured in the form of ownership that we believe will best support the Bank's future growth.

TO ACCOMPLISH THE CONVERSION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed _____ postage-paid envelope marked "PROXY RETURN." If you have an IRA or other Qualified Retirement Plan account for which Liberty Savings Bank, F.S.B. acts as trustee and we do not receive a proxy from you, Liberty Savings Bank, F.S.B., as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf. IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY. PLEASE VOTE BY RETURNING ALL PROXY CARDS RECEIVED.

If the plan of conversion and reorganization is approved let me assure you that:

            - deposit accounts will continue to be federally insured to the fullest extent permitted by law; and

            - existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register
(1) the to-be-issued common stock of Liberty Bancorp, Inc. or (2) an agent of Liberty Savings Bank, F.S.B. to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at 816-792-6696, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.

                                           Sincerely,

                                           Brent M. Giles
                                           President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                         [LIBERTY SAVINGS BANK, F.S.B.]

Dear Friend of Liberty Savings Bank, F.S.B.:

The Boards of Directors of Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company and Liberty Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Liberty Savings Bank will convert from a mutual holding company form to a full stock holding company structure. As part of this plan, the shares of common stock owned by the existing shareholders of Liberty Savings Bank, F.S.B. (other than Liberty Savings Mutual Holding Company) will be exchanged for shares of common stock of Liberty Bancorp, Inc. Upon completion of the conversion, Liberty Savings Bank, F.S.B. will change its name to BankLiberty. We are converting so that Liberty Savings Bank, F.S.B. will be structured in the form of ownership that we believe will best support the Bank's future growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Liberty Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Liberty Savings Bank, F.S.B. and Liberty Bancorp, Inc. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Liberty Savings Bank, F.S.B.) to Liberty Bancorp, Inc. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of Liberty Savings Bank, F.S.B. Your order must be physically received (not postmarked) by Liberty Savings Bank, F.S.B. no later than xx:xx, Central time, on ___day, ____ x, 2006. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

If you have any questions after reading the enclosed material, please call our conversion center at 816-792-6696, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.

                                           Sincerely,

                                           Brent M. Giles
                                           President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                         [LIBERTY SAVINGS BANK, F.S.B.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the conversion of Liberty Savings Bank, F.S.B. from a mutual holding company form into a full stock holding company structure. As part of this plan, the shares of common stock owned by the existing shareholders of Liberty Savings Bank, F.S.B. (other than Liberty Savings Mutual Holding Company) will be exchanged for shares of common stock of Liberty Bancorp, Inc. Upon completion of the conversion, Liberty Savings Bank, F.S.B. will change its name to BankLiberty. We are converting so that Liberty Savings Bank, F.S.B. will be structured in the form of ownership that we believe will best support the Bank's future growth.

This information packet includes the following:

      PROSPECTUS: This document provides detailed information about the operations of Liberty Savings Bank, F.S.B., and Liberty Savings Mutual Holding Company and the proposed stock offering by Liberty Bancorp, Inc. PLEASE READ IT CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

      STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Liberty Savings Bank, F.S.B.), to Liberty Bancorp, Inc. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN," or return it to any full service branch office of Liberty Savings Bank, F.S.B. Your order must be physically received (not postmarked) by Liberty Savings Bank, F.S.B. no later than xx:xx, Central time, on ___day, ____ x, 2006.

If you are a shareholder of Liberty Savings Bank, F.S.B., your order will be given a preference in the community offering. Please submit proof of your stock ownership with your stock order form. Examples of such documentation include a statement, letter or other record confirming your ownership of Liberty Savings Bank, F.S.B. stock on xxxxxxx xx, 2006.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our conversion center at 816-792-6696, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.

                                           Sincerely,

                                           Brent M. Giles
                                           President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       [SANDLER O'NEILL & PARTNERS, L.P.]

Dear Customer of Liberty Savings Bank, F.S.B.:

At the request of Liberty Savings Bank, F.S.B. and Liberty Savings Mutual Holding Company, we have enclosed material regarding the offering of common stock of Liberty Bancorp, Inc. The material is offered in connection with the conversion of Liberty Savings Bank, F.S.B. from a mutual holding company form to a full stock holding company structure. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Liberty Bancorp, Inc.

PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Liberty Savings Bank, F.S.B.) to Liberty Bancorp, Inc. in the accompanying postage-paid envelope marked "STOCK ORDER RETURN" or return it to any full service branch office of Liberty Savings Bank, F.S.B. Your order must be physically received (not postmarked) by Liberty Savings Bank, F.S.B. no later than xx:xx, Central time, on ___day, ____ x, 2006. If you have any questions after reading the enclosed material, please call the conversion center at 816-792-6696, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time, and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                                Sandler O'Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

[cover page]

Questions & Answers About the Conversion
Liberty Bancorp, Inc.

Questions & Answers
About the Conversion

The Boards of Directors of Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company and Liberty Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Liberty Savings Bank, F.S.B. will convert from a mutual holding company form to a full stock holding company structure, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Liberty Savings Mutual Holding Company at a special meeting of members. The plan must also be approved by at least two-thirds of the outstanding shares of common stock of the Bank, including at least a majority of the outstanding shares of common stock owned by the minority stockholders other than Liberty Savings Mutual Holding Company.

YOUR VOTE IS VERY IMPORTANT. Please vote today by returning all proxy cards received.

YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE CONVERSION AND REORGANIZATION AND RETURN YOUR PROXY TODAY.

Effect on Deposits and Loans

Q.    WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

A. No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rate, of your loans with us will also be unaffected by the conversion.

About Voting

Q.    WHO IS ELIGIBLE TO VOTE ON THE CONVERSION?

      Depositors of Liberty Savings Bank, F.S.B. as of the close of business on ____ __, 2006 (the "Voting Record Date") and borrowers who had loans outstanding as of the close of business on August 23, 1993 who continue to be borrowers as of ____ __, 2006.

Q.    HOW DO I VOTE?

A. You may vote by mailing your signed proxy card(s) in the _____ postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members to be held on _____ __, 2006, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.    AM I REQUIRED TO VOTE?

A. No. Depositors are not required to vote. However, because the conversion will produce a fundamental change in the Bank's corporate structure, the Board of Directors encourages all depositors to vote.

Q.    WHY DID I RECEIVE SEVERAL PROXIES?

A. If you have more than one account you may have received more than one proxy, depending upon the ownership structure of your accounts. PLEASE VOTE, SIGN, DATE AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.

Q. DOES MY VOTE FOR THE CONVERSION MEAN THAT I MUST BUY COMMON STOCK OF LIBERTY BANCORP, INC.?

A. No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Liberty Bancorp, Inc.

Q.    ARE TWO SIGNATURES REQUIRED ON THE PROXY CARD FOR A JOINT ACCOUNT?

A.    Only one signature is required on a proxy card for a joint account.

Q.    WHO MUST SIGN PROXIES FOR TRUST OR CUSTODIAN ACCOUNTS?

A. The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q. I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED DEPOSITOR. CAN I SIGN THE PROXY CARD?

A. Yes. Please indicate on the card the capacity in which you are signing.

About The Common Stock

INVESTMENT IN COMMON STOCK INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF THESE RISKS AND OTHER FACTORS, INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS.

Q.    WHO CAN PURCHASE STOCK?

A. The common stock of Liberty Bancorp, Inc. will be offered in the subscription offering in the following order of priority:

            1) Eligible Account Holders - depositors of Liberty Savings Bank, F.S.B. with accounts totaling $50 or more as of November 30, 2004;

            2)    Liberty Bancorp, Inc.'s employee stock ownership plan;

            3) Supplemental Eligible Account Holders - depositors of Liberty Savings Bank, F.S.B. with accounts totaling $50 or more as of March 31, 2006; and

            4) Other Members - depositors of Liberty Savings Bank, F.S.B. with accounts as of ______ __, 2006 and borrowers as of August 23, 1993 who continue to be borrowers as of the close of business on ________ __, 2006.

      Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.    AM I GUARANTEED TO RECEIVE SHARES BY PLACING AN ORDER?

A. No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.    WILL ANY ACCOUNT I HOLD WITH THE BANK BE CONVERTED INTO STOCK?

A.    No. All accounts remain as they were prior to the conversion.

Q.    WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE STOCK?

A. No. The price of the stock is the same for customers, directors, officers, employees and the general public.

Q.    HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?

A. Liberty Bancorp, Inc. is offering for sale a maximum of 2,645,682 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Liberty Bancorp, Inc. may increase the maximum and sell up to 3,042,563 shares.

Q.    HOW MUCH STOCK CAN I PURCHASE?

A. The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and reorganization described in the prospectus, the maximum purchase by any person in the subscription or community offering is $75,000 (7,500 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $300,000 (30,000 shares) of common stock offered in the offering.

Q.    HOW DO I ORDER STOCK?

A. You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to any full service branch office of Liberty Savings Bank, F.S.B. or by mail in the postage-paid envelope marked "STOCK ORDER RETURN." Stock order forms may not be delivered to a walk-up or drive-through window located at any of the Bank's branch offices.

Q.    HOW CAN I PAY FOR MY SHARES OF STOCK?

A. You can pay for the common stock by check, cash, money order or withdrawal from your deposit account at Liberty Savings Bank, F.S.B. Withdrawals from a deposit account or a certificate of deposit at the Bank to buy common stock may be made without penalty. If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to any full service branch office of Liberty Savings Bank, F.S.B., and it will be converted to a bank check or money order. Please do not send cash in the mail.

Q.    WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

A. An executed stock order form with the required full payment must be physically received (not postmarked) by Liberty Savings Bank, F.S.B. no later than xx:xx, Central time on ___day, ____ x, 2006.

Q. CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY IRA AT LIBERTY SAVINGS BANK, F.S.B.?

A. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Liberty Savings Bank, F.S.B. To use such funds to subscribe for common stock, you need to establish a "self directed" trust account with an unaffiliated trustee. Please call our conversion center if you require additional information. THE TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

Q. CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE WHO IS NOT ON MY ACCOUNT TO MY STOCK REGISTRATION?

A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.    CAN I SUBSCRIBE FOR SHARES IN MY NAME ALONE IF I HAVE A JOINT ACCOUNT?

A.    Yes.

Q.    WILL PAYMENTS FOR COMMON STOCK EARN INTEREST UNTIL THE CONVERSION CLOSES?

A. Yes. Any payment made in cash or by check or money order will earn interest at Liberty Savings Bank, F.S.B.'s passbook rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.    WILL DIVIDENDS BE PAID ON THE STOCK?

A. Yes. After the conversion, we intend to continue to pay cash dividends on a quarterly basis, but we have not determined the size of any dividend.

Q.    WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE?

A.    No.

Q.    WHERE WILL THE STOCK BE TRADED?

A. Upon completion of the conversion, our shares of common stock will trade on the Nasdaq Capital Market under the symbol "LBCP."

Q.    CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A.    No. After receipt, your order may not be modified or withdrawn.

Q.    WHAT HAPPENS TO THE LIBERTY SAVINGS BANK, F.S.B. SHARES I CURRENTLY OWN?

A. The shares of common stock owned by the existing shareholders of Liberty Savings Bank, F.S.B. (other than Liberty Savings Mutual Holding Company) will be exchanged for shares of common stock of Liberty Bancorp, Inc. based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Additional Information

Q.    WHAT IF I HAVE ADDITIONAL QUESTIONS OR REQUIRE MORE INFORMATION?

A. Liberty Bancorp, Inc.'s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our conversion center at 816-792-6696, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time. Additional material may only be obtained from the conversion center.

TO ENSURE THAT EACH PURCHASER IN THE SUBSCRIPTION AND COMMUNITY OFFERING RECEIVES A PROSPECTUS AT LEAST 48 HOURS BEFORE THE APPLICABLE EXPIRATION DATE, IN ACCORDANCE WITH RULE 15C2-8 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SUCH DATE OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SUCH DATE.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                         [LIBERTY SAVINGS BANK, F.S.B.]

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Boards of Directors of Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company and Liberty Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Liberty Savings Bank will convert from a mutual holding company form to a full stock holding company structure. As part of this plan, the shares of common stock owned by the existing shareholders of Liberty Savings Bank, F.S.B. (other than Liberty Savings Mutual Holding Company) will be exchanged for shares of common stock of Liberty Bancorp, Inc. Upon completion of the conversion, Liberty Savings Bank, F.S.B. will change its name to BankLiberty. We are converting so that Liberty Savings Bank, F.S.B. will be structured in the form of ownership that we believe will best support the Bank's future growth.

TO ACCOMPLISH THE CONVERSION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed _____ postage-paid envelope marked "PROXY RETURN." If you have an IRA or other Qualified Retirement Plan account for which Liberty Savings Bank, F.S.B. acts as trustee and we do not receive a proxy from you, Liberty Savings Bank, F.S.B., as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf. IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY. PLEASE VOTE BY RETURNING ALL PROXY CARDS RECEIVED.

If the plan of reorganization is approved, let me assure you that:

      - deposit accounts will continue to be federally insured to the same extent permitted by law;

      -     existing deposit accounts and loans will not undergo any change; and

      - voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at 816-792-6696, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Central time.

                                           Sincerely,

                                           Brent M. Giles
                                           President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                                 PROXY REQUEST

                                      LOGO

                                WE NEED YOUR VOTE

Dear Member of Liberty Savings Bank, F.S.B.:

YOUR VOTE ON OUR PLAN OF CONVERSION AND REORGANIZATION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. PLEASE COMPLETE AND MAIL ALL PROXIES YOU RECEIVE.

      REMEMBER: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and reorganization and urges you to vote in favor of the conversion. Your deposit accounts or loans with Liberty Savings Bank, F.S.B. will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our conversion center at 816-792-6696.

                                           Sincerely,

                                           Brent M. Giles
                                           President and Chief Executive Officer

            PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.
     If you have more than one account, you may receive more than one proxy.
                Please complete and mail all proxies you receive.

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READ THIS FIRST

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) at (202) 906-6202. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to "loan" you money to purchase a significant amount of stock in the offering. In exchange for that "loan" you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the conversion center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

      - KNOW THE RULES -- By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution's conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

      - "NEITHER A BORROWER NOR A LENDER BE" -- If someone offers to lend you money so that you can participate -- or participate more fully -- in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

      - WATCH OUT FOR OPPORTUNISTS -- The opportunist may tell you that he or she is a lawyer -- or a consultant or a professional investor or some similarly impressive tale -- who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that "everyone" enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

      - GET THE FACTS FROM THE SOURCE -- If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution's website or by visiting a branch office.

            The bottom line for investors is always to remember that if an opportunity SOUNDS too good to be true, it probably IS too good to be true.


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                          Liberty Savings Bank, F.S.B.
                                      LOGO

                                Please Support Us

                           Vote Your Proxy Card Today

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY HAVE RECEIVED MORE THAN ONE PROXY DEPENDING UPON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS THAT YOU RECEIVED.

                             [LIBERTY BANCORP, INC.]

                                                   _______________, 2006

Dear __________:

The Boards of Directors of Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company and Liberty Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Liberty Savings Bank, F.S.B. will convert from a mutual holding company form to a full stock holding company structure.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___ at ___:00
_._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our conversion center at (816) 792-6696, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Central time.

                                     Sincerely,

                                     Brent M. Giles
                                     President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                             [LIBERTY BANCORP, INC.]

_______________, 2006

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Liberty Bancorp, Inc. common stock.

At this time, we cannot confirm the number of shares of Liberty Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our conversion center at (816) 792-6696.

LIBERTY BANCORP, INC.
Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion center)

                             [LIBERTY BANCORP, INC.]

_______________, 2006

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for ___________ shares at a price of $10.00 per share. If your subscription was paid for by cash, check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2006; this is your stock purchase date. Trading is expected to commence on the Nasdaq Capital Market under the symbol "LBCP."

Thank you for your interest in Liberty Bancorp, Inc. Your stock certificate will be mailed to you shortly.

LIBERTY BANCORP, INC.
Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                             [LIBERTY BANCORP, INC.]

_______________, 2006

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by cash, check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Liberty Bancorp, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Capital Market under the symbol "LBCP" on _________________, 2006.

LIBERTY BANCORP, INC.
Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                             [LIBERTY BANCORP, INC.]

_______________, 2006

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Liberty Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                         Registrar and Transfer Company
                          Investor Relations Department
                                10 Commerce Drive
                         Cranford, New Jersey 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of Liberty Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

Brent M. Giles
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                             [LIBERTY BANCORP, INC.]

_______________, 2006

Dear Interested Subscriber:

We regret to inform you that Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company and Liberty Bancorp, Inc., the holding company for Liberty Savings Bank, F.S.B., did not accept your order for shares of Liberty Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company and Liberty Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

LIBERTY BANCORP, INC.
Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

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                       [SANDLER O'NEILL & PARTNERS, L. P.]

_______________, 2006

To Our Friends:

We are enclosing material in connection with the stock offering by Liberty Bancorp, Inc., the holding company for Liberty Savings Bank, F.S.B. Liberty Bancorp, Inc. is raising capital to support Liberty Savings Bank, F.S.B.'s future growth.

Sandler O'Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at xx:xx, Central time, on ______ __. 2006. In the event that all the stock is not sold in the subscription and community offering, Sandler O'Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public, other than residents of _______, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O'Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Liberty Savings Bank, F.S.B., Liberty Savings Mutual Holding Company, Liberty Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O'Neill)